Exhibit 10.4

Execution Version

SUBSCRIPTION AGREEMENT

Focus Impact Acquisition Corp.
250 Park Avenue Ste 911
New York, NY 10177

Ladies and Gentlemen:

This Subscription Agreement (this “Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Focus Impact Acquisition Corp., a Delaware corporation (the “Company” or “FIAC”), and the undersigned investor (the “Investor”), in connection with the Business Combination Agreement, dated September 12, 2023, as amended by the first amendment thereto, dated as of May 1, 2024, and as further amended by the second amendment thereto, dated as of August 10, 2024 (as the same maybe further amended, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”), by and among the Company, Focus Impact Amalco Sub Ltd. (“Amalco Sub”), a company existing under the laws of the Province of British Columbia, and DevvStream Holdings Inc. (“DevvStream”), a company existing under the Laws of the Province of British Columbia, pursuant to which, among other things, the Company is expected to continue from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta under the Business Corporations Act.

In connection with the Business Combination, DevvStream and the Investor entered into that certain Carbon Credit Purchase Agreement, dated as the date hereof (the “Purchase Agreement” and, together with this Agreement, the “Transaction Documents”), pursuant to which, among other things, the Investor agreed to sell Carbon Credits as set forth on Exhibit A thereto (the “Purchased Credits”) for an aggregate purchase price of USD $1,137,197.25 (the “Purchase Price”), which Purchase Price will be payable in common shares of the Company (“Common Shares”) to be issued immediately following the closing of the Business Combination at a deemed price of $6.50, for a total of 174,953 shares (the “Consideration Shares”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Agreement, “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required to close for business.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1.        Subscription.

(a)        At the Closing, (i) the Company shall issue the Consideration Shares to the Investor as set forth on the signature page hereto and cause such shares to be registered in book entry form, free and clear of all liens (other than those arising under applicable securities laws), in the name of the Investor on the Company’s share register and (ii) the Investor will take all necessary steps to transfer, convey and assign to DevvStream all existing and future rights, title to, and interest in the Purchased Credits, and to transfer the Purchased Credits to the Verra Registry account designated by DevvStream.  The Investor acknowledges and agrees that the Consideration Shares shall be securities of an Alberta corporation.

(b)       At Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in to the Carbon Credits, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

(c)       Buyer shall not assume any liabilities or obligations of Seller of any kind related to the Carbon Credits, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

(d)        Seller will take all necessary steps to transfer, convey and assign to Buyer all existing and future rights, title to, and interest in the Carbon Credits, and to transfer the Carbon Credits to the Verra Registry account designated by Buyer.

(e)        On that date which is 18 months from the Closing Date, Seller shall complete an accounting of the sale of the Shares and advise Buyer of the total proceeds of the sales.  In the event the gross proceeds from the sale of the Shares is less than $1,101,585 then Buyer shall issue additional shares to Seller (the “Additional Shares”) equal to 100% of the 20 day weighted average price of Buyer’s common stock on the date immediately preceding such adjustment, multiplied by the dollar amount of the adjustment required to meet $1,101,585.

2.        Conditions.

(a)         The obligation of the parties hereto is subject to the following conditions:

(i)       no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of the transactions contemplated by this Agreement;

(ii)      all conditions precedent to the closing set forth in the Business Combination Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the applicable parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement that, by their nature are to be satisfied in connection with the closing, including to the extent that any such condition is dependent upon the consummation of this Agreement or waived by the applicable parties to the Business Combination Agreement as provided therein) and the closing of the Business Combination shall have occurred; and

(iii)     all conditions precedent to the Closing set forth in the Purchase Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the applicable parties to the Purchase Agreement and other than those conditions under the Purchase Agreement that, by their nature are to be satisfied in connection with the Closing, including to the extent that any such condition is dependent upon the consummation of this Agreement or waived by the applicable parties to the Purchase Agreement as provided therein).

(b)        The obligation of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by the Investor) that (i) all representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects at and as of the Closing (other than (A) representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects and (B) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date); and (ii) the Company and the DevvStream shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)         The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by the Company) that (i) all representations and warranties of the Investor contained in the Transaction Documents shall be true and correct in all material respects at and as of the Closing (other than (A) representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects and (B) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date); and (ii) the Investor shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

3.       Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions as contemplated by this Agreement.

4.        Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a)        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b)       The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not:  (a) violate or conflict with the Articles of Incorporation or other organizational documents of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which the Company is a party.  No consent, approval, waiver or authorization is required to be obtained by the Company from any person or entity (including any Governmental Authority, as defined below) in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

(c)         The Consideration Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(d)       This Agreement has been duly authorized, validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(e)        A copy of each form, report, statement, schedule, proxy and other document filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on or prior to the Closing (the “SEC Reports”) is available to the Investor (including via the SEC’s EDGAR system). As of their respective filing dates all SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to the Company. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of the Company and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 4(d). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 4(d).

(f)         The Company is authorized to issue up to 551,000,000 shares of capital stock, consisting of 550,000,000 shares of common stock, including (i) 500,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 50,000,000 shares of Class B common stock, par value $0.0001 per share “Class B Common Stock”), and (ii) 1,000,000 undesignated shares of preferred stock (“Preferred Stock”). As of the date of this Agreement, the Company has 2,452,731 shares of common stock issued and outstanding, including 1,702,731 shares of Class A Common Stock and 750,000 shares of Class B Common Stock, and no shares of Preferred Stock issued or outstanding. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement. Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests.

(g)         As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit the listing of the Class A Common Stock, or the registration of the Class A Common Stock under the Exchange Act of 1934, as amended (the “Exchange Act”).

(h)        Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the issuance of the Consideration Shares to the Investor hereunder. The Consideration Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

5.        Investor Representations and Warranties. The Investor represents and warrants to the Company that:

(a)       The Investor (i) is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Consideration Shares only for its own account and not for the account of others, and (iii) is not acquiring the Consideration Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor shall provide the requested information set forth on Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Consideration Shares. The term “affiliate” or “affiliated” as used in this Agreement shall mean, with respect to any individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or governmental entity (a “person”), any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” as used in this Agreement shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)        The Investor acknowledges and agrees that the Consideration Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the issuance of the Consideration Shares has not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Consideration Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Consideration Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Consideration Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Consideration Shares and may be required to bear the financial risk of an investment in the Consideration Shares. The Investor acknowledges and agrees that the Consideration Shares will not immediately be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, transfer or disposition of any of the Consideration Shares.

(c)        The Investor’s acquisition and holding of the Consideration Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(d)         The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Consideration Shares, including, the Business Combination and the business of the Company and DevvStream. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, deemed necessary to make an investment decision with respect to the Consideration Shares.

(e)         The Investor became aware of the transactions contemplated by this Agreement solely by means of direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of the transactions contemplated by this Agreement, nor were the Consideration Shares offered to the Investor, by any other means and none of the Company or its representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Consideration Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Company contained in Section 4 of this Agreement, in making its investment or decision to invest in the Company.

(f)        The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Consideration Shares, including, without limitation, those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Consideration Shares, and the Investor has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Consideration Shares. The Investor (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Consideration Shares. The Investor is able to sustain a complete loss on its investment in the Consideration Shares, has no need for liquidity with respect to its investment in the Consideration Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Consideration Shares.

(g)         Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Consideration Shares and determined that the Consideration Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(h)        In making its decision to acquire the Consideration Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any placement agent or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Company, DevvStream, the Business Combination, the Business Combination Agreement, this Agreement, or the transactions contemplated hereby or thereby, or the Consideration Shares.

(i)          The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Consideration Shares or made any findings or determination as to the fairness of this investment.

(j)         The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(k)         The execution, delivery and performance by the Investor of this Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. (A) The signature on this Agreement is genuine, (B) the signatory of this Agreement, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, (C) this Agreement has been duly executed and delivered by the Investor or the investment advisor to which the Investor has delegated decision making authority over investments and (D) this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l)         The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea, Donetsk or Luhansk regions of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List.

(m)       The Investor does not have, as of the date hereof, and during the thirty (30) day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.

(n)        The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

6.       Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement and (b) the termination of the Business Combination Agreement; provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. Either party may terminate this Agreement at any time upon notice to the other party in the event of a material breach of this Agreement.  The Company or the Investor may terminate this Agreement at any time in the event that (i) there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued any order, writ, judgment, injunction, decree, stipulation, determination or award (“Governmental Order”) restraining, enjoining, or denying the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

7.        Miscellaneous.

(a)        Neither this Agreement nor any rights that may accrue to either the Company or the Investor hereunder may be transferred or assigned. Notwithstanding the foregoing, after notifying the Company, Investor may assign its rights and obligations under this Agreement to one or more of its affiliates or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Investor of its obligations hereunder if any such assignee fails to perform such obligations.

(b)        Other than as provided in the Registration Rights Agreement, each party shall pay its own fees, costs and expenses incurred in connection with this Agreement, including the fees, costs and expenses of such party’s financial advisors, accountants and counsel.

(c)     The Investor acknowledges that the Company and DevvStream will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement, including Schedule A hereto. Prior to the Closing, each of the Company and the Investor agree to promptly notify the other in writing if any of the acknowledgments, understandings, agreements, representations or warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Company or the Investor, as the case may be, shall notify the other if they are no longer accurate in any respect).

(d)        The Investor agrees that, from the date hereof until the Closing or the earlier termination of this Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any securities of the Company or Devvstream prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company or Devvstream, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing.

(e)         The Company and DevvStream are entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f)          All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

(g)         This Agreement may not be terminated other than pursuant to the terms of Section 6 above. The provisions of this Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h)        This Agreement including the schedule hereto constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, except that Devvstream shall be a third-party beneficiary of this Agreement.

(i)         Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)        If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)       This Agreement may be executed and delivered in one or more counterparts (including, without limitation, by facsimile, docusign or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)       The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations hereunder on the terms and subject to the conditions set forth herein.

(m)       Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice given hereunder:

(i)	if to the Investor:

Karbon-X Corp.
510 5th St. SW, Suite 910
Calgary, AB Canada T2P 3S2
	Attn:	Chad Clovis, Chief Executive Officer
	Email:	cc@karbon-x.com

with a copy (which shall not constitute notice) to:

Cutler Law Group, P.C.
6575 West Loop South, Suite 500
Bellaire, TX 77401
	Attn:	M. Richard Cutler
	Email:	rcutler@cutlerlaw.com

(ii)	if to the Company:

Focus Impact Acquisition Corp.
250 Park Avenue Ste 911
New York, NY 10177
	Attn:	Carl Stanton
	E-mail:	cstanton@focus-impact.com

With a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attn:	Peter Seligson, P.C.
	E-mail:	peter.seligson@kirkland.com

(n)       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 7(M) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(M).

8.       Non-Reliance. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation other than the statements, representations and warranties of the Company expressly contained in Section 4 of this Agreement, in making its investment or decision to invest in the Company.

9.       Registration Rights. The Company and Investor acknowledge and agree that they have entered into a Registration Rights Agreement of even date hereof pursuant to which the Company, within forty-five (45) business days of the closing of the Business Combination, shall use its reasonable best efforts to file (at the Company’s sole cost and expense) with the SEC a registration statement registering the resale of the Consideration Shares (the “Registration Statement”), and have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th business day (or 105th business day if the SEC notifies the Company that it will “review” the Registration Statement) following the closing of the Business Combination. The foregoing is qualified in its entirety by the precise terms of the Registration Rights Agreement.

10.      Trust Account Waiver. The Investor acknowledges that FIAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving FIAC and one or more businesses or assets. The Investor further acknowledges that, as described in FIAC’s final prospectus relating to its initial public offering dated October 27, 2021 (the “Final Prospectus”) available at www.sec.gov, substantially all of FIAC’s assets consist of the cash proceeds of FIAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of FIAC, its public shareholders and the underwriters of FIAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to FIAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of FIAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to FIAC’s public shareholders or to the underwriters of FIAC’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of publicly traded Class A Shares acquired in an open market transaction, pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with FIAC’s Amended and Restated Certificate of Incorporation, as may be subsequently amended from time to time, and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and FIAC, dated November 1, 2021, except to the extent that the Investor has otherwise agreed in writing with FIAC or any of their respective affiliates to not exercise such redemption right.

11.     Disclosure. The Company shall within four business days following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. Within two business days of this Agreement, the Company will provide both the press release and the Form 8-K for review by Investor and its counsel.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile: Nevada

By:
Name:
Title:

Date: October ___, 2024

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

Focus Impact Acquisition Corp.

By:
Name:	Carl Stanton
Title:	Chief Executive Officer

Date: October ___, 2024

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

C.AFFILIATE STATUS
(Please check the applicable box) INVESTOR:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Agreement.